Exhibit 10(a)

TRUSTCO BANK CORP NY

2010 EQUITY INCENTIVE PLAN

December 21, 2010

TrustCo Bank Corp NY

2010 EQUITY INCENTIVE PLAN

December 21, 2010

TABLE OF CONTENTS

1.	Establishment, Purpose, and Effective Date of Plan	i

2.	Definitions	i

3.	Eligibility and Participation	iv

4.	Administration	iv

5.	Stock Subject to Plan	v

6.	Duration of Plan	v

7.	Stock Options	vi

9.	Stock Appreciation Rights	viii

10.	Restricted Stock	ix

10.	Restricted Stock Units	x

11.	Performance Units	xi

12.	Performance Shares	xii

13.	Performance Goals	xiii

14.	Beneficiary Designation	xiv

13.	Rights of Employees	xiv

14.	Change-in-Control	xiv

15.	Amendment, Modification and Termination of Plan	xv

16.	Tax Withholding	xvii

17.	Indemnification	xvii

18.	Incentive-Based Compensation Recovery	xvii

19.	Requirements of Law	xviii

1.	Establishment, Purpose, and Effective Date of Plan.

(a)	Establishment. TrustCo Bank Corp NY, a New York corporation, hereby establishes the “TRUSTCO BANK CORP NY 2010 EQUITY INCENTIVE PLAN”.

(b)
Purpose. The purpose of the Plan is to advance the interests of the Company and its stockholders by providing to certain key employees additional incentives and motivation toward superior performance of the Company and its Subsidiaries through the opportunity to acquire equity ownership in the Company, and by enabling the Company and its Subsidiaries to attract and retain the services of employees upon whose judgment, interest, and special effort the successful conduct of its operations is largely dependent. At the same time, the Board and Committee will work together to ensure that the implementation of the Plan, in conjunction with the Company’s other compensation policies and practices, does not create risks that are reasonably likely to have a material adverse effect on the Company.

(c)
Effective Date. The Plan shall become effective immediately upon its adoption by the Board of Directors of the Company on  December 21, 2010 subject to approval of the stockholders at the Company’s 2011 Annual Meeting of Stockholders.

2.	Definitions.

(a)	Definitions. Whenever used herein, the following terms shall have their respective meanings set forth below.

(i)	“Award” means any Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Unit or Performance Share granted under the Plan.

(ii)	“Award Agreement” means the agreement that sets forth the terms, conditions and limitations applicable to an Award.

(iii)	“Board” means the Board of Directors of the Company.

(iv)
“Cause” means conduct of a Participant that involves the commission of an act of fraud, embezzlement or theft constituting a felony against the Company or any Subsidiary as finally determined by a court of competent jurisdiction or an unequivocal admission by the Participant.

(v)	“Code” means the Internal Revenue Code of 1986, as amended.

(vi)
“Committee” means the Compensation Committee of the Board or such other committee appointed from time to time by the Board to administer the Plan. The Committee shall consist of two or more members, each of whom shall qualify as a “non-employee director,” as the term (or similar or successor term) is defined by Rule 16b-3, and as an “outside director” within the meaning of Code Section 162(m) and regulations thereunder.

(vii)	“Company” means TrustCo Bank Corp NY, a New York corporation.

(viii)
“Disability” means a Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expect to last for a continuous period of not less than 12 months.  The Participant also will be deemed to have a “Disability” if determined to be totally disabled by the Social Security Administration.

(ix)
“Eligible Employee” means any executive, key managerial employee or other employee of the Company or its Subsidiaries, or any branch or division thereof, who is a regular, full-time, salaried employee. An Eligible Employee who, with the approval of the Board or the Committee, enters into a written agreement (a “Continuing Participant Agreement”) with the Company or its Subsidiaries to remain a continuing participant in the Plan, which such agreement will be effective upon such person ceasing to be a regular, full-time, salaried employee of the Company or a Subsidiary, shall continue to be an Eligible Employee for purposes of the Plan and shall not be deemed to incur a Separation from Service during the term of such Continuing Participant Agreement, unless, with respect to an Award that is not exempt from Code Section 409A, such person has had a Separation from Service within the meaning of Code Section 409A.

(x)
“Fair Market Value” means the closing price of the Stock as reported on the Nasdaq Global Select Market, or such other system as may supersede it, on a particular date. In the event that there are no Stock transactions on such date, the Fair Market Value shall be determined as of the immediately preceding date on which there were Stock transactions.

(xi)
“Option” means the right to purchase Stock at a stated price for a specified period of time (subject to Section 7(c)).  For purposes of the Plan an Option may be either (1) an “Incentive Stock Option,” or “ISO” within the meaning of Section 422 of the Code, (2) a “Nonstatutory (Nonqualified) Stock Option,” or “NSO,” or (3) any other type of option encompassed by the Code.

(xii)	“Participant” means any Eligible Employee designated by the Committee to participate in the Plan.

(xiii)	“Performance Unit” means a right to receive a payment equal to the value of a performance unit granted as determined by the Committee based upon performance and pursuant to Section 11 of the Plan.

(xiv)	“Performance Share” means a right to receive a payment equal to the value of a performance share granted as determined by the Committee based on performance and pursuant to Section 12 of the Plan.

(xv)	“Period of Restriction” means the period during which the transfer of shares of Restricted Stock is restricted pursuant to Section 9(g) of the Plan.

(xvi)	“Plan” means the TrustCo Bank Corp NY 2010 Equity Incentive Plan as set forth herein and any amendments hereto.

(xvii)
“Previously-Acquired Share” means a share of Stock acquired by the Participant or any beneficiary of the Participant, and if so acquired, such share of Stock has been held for a period of not less than six months, or such shorter period as the Committee may prescribe.

(xviii)	“Restricted Stock” means Stock granted to a Participant pursuant to Section 9 of the Plan.

(xix)	“Restricted Stock Unit” means a right to receive a payment equal to the value of a share of Stock, pursuant to Section 10 of the Plan.

(xx)
“Retirement” means a Participant’s Separation from Service other than for Cause or because of the Participant’ death or Disability, at or after the Participant’s (1) age 65 (“Normal Retirement Date”) or (2) age 55 (but prior to age 65), with ten or more years of service, or such other date prior to age 65 which constitutes an Early Retirement Date (“Early Retirement Date”) as defined from time to time under the Retirement Plan of Trustco Bank.  For purposes hereof, the phrase “years of service” has the meaning ascribed to the term “Credited Years of Service” under the Amended and Restated Trustco Bank and TrustCo Bank Corp NY Supplemental Retirement Plan dated January 1, 2008.

(xxi)
“Rule 16b-3” means Rule 16b-3 or any successor or comparable rule or rules applicable to Awards granted under the Plan promulgated by the Securities and Exchange Commission under Section 16(b) of the Securities Exchange Act of 1934, as amended. Rule 16b-3 generally provides exemptions from the short-swing profit recovery provisions of Section 16(b) for transactions between an issuer and its officers or directors, including the grant and exercise of options and other equity-related awards.

(xxii)
“Separation from Service” means a termination of the Participant’s employment or service with the Company and all of its controlled group members within the meaning of Code Section 409A.  Whether a Separation from Service has occurred is determined based on whether the facts and circumstances indicate that the Company and Participant reasonably anticipated that no further services would be performed after a certain date or that the level of bona fide services the Participant would perform after such date (whether as an employee or as an independent contractor) would permanently decrease to no more than 25% of the average level of bona fide services performed (whether as an employee or an independent contractor) over the immediately preceding thirty-six month period (or the full period of services to the Company if the Participant has been providing services to the Company less than thirty-six months).  For periods during which a Participant is on a paid bona fide leave of absence (as defined in Treas. Reg. §1.409A-1(h)(1)(i)) and has not otherwise terminated employment, the Participant is treated as providing bona fide services at a level equal to the level of services that the Participant would have been required to perform to receive the compensation paid with respect to such leave of absence.  Periods during which a Participant is on an unpaid bona fide leave of absence (as defined in Treas. Reg. §1.409A-1(h)(1)(i)) and has not otherwise terminated employment are disregarded for purposes of this definition (including for purposes of determining the applicable thirty-six month period).  There is no Separation from Service of a Participant with the Company (or any of its controlled group members within the meaning of Code Section 409A) where there is a simultaneous reemployment (or commencement of service) or continuing employment (or service) of the Participant by the Company or any of controlled group members within the meaning of Code Section 409A.

(xxiii)	“Stock” or “Common Stock” means the common stock of the Company.

(xxiv)
“Stock Appreciation Right” and “SAR” mean the right to receive a payment from the Company equal to the excess of the Fair Market Value of a share of Stock at the date of exercise over a specified price fixed by the Committee on the date of grant, which shall not be less than 100% of the Fair Market Value of the Stock on the date of grant, with respect to a number of shares of Stock fixed on or before the date of grant.

(xxv)
“Subsidiary” means a corporation of which stock possessing 50% or more of the total combined voting power of all classes of its stock entitled to vote generally in the election of directors is owned in the aggregate by TrustCo Bank Corp NY directly or indirectly through one or more subsidiaries.

(xxvi)
“Ten Percent Shareholder” means an Eligible Employee who (applying the rules of Section 424(d) of the Code) owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or a “parent corporation” or “subsidiary corporation” (both as defined in Sections 424(e) and (f) of the Code) with respect to the Company.

(b)
Gender and Number. Except when otherwise indicated by the context, words in the masculine gender when used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

3.	Eligibility and Participation.

(a)
Eligibility and Participation. Participants in the Plan shall be selected by the Committee from among those Eligible Employees who, in the opinion of the Committee, are Eligible Employees in a position to contribute to the Company’s continued growth and development and to its long-term financial success.

(b)
Participants Deemed to Accept Plan. By accepting any benefit under the Plan, each Participant and each person claiming under or through any such Participant shall be conclusively deemed to have indicated their acceptance and ratification of, and consent to, all of the terms and conditions of the Plan and any action taken under the Plan by the Board, the Committee or the Company, in any case in accordance with the terms and conditions of the Plan.

4.	Administration.

(a)
Administration. The Committee shall be responsible for the administration of the Plan. The Committee, by majority action thereof (whether taken during a meeting or by written consent), shall determine the type or types of Awards to be made under the Plan and shall designate from time to time the Eligible Employees who are to be recipients of such Awards.  The Committee is authorized to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company and to make all other determinations necessary or advisable for the administration of the Plan but only to the extent not contrary to the express provisions of the Plan. Determinations, interpretations, or other actions made or taken by the Committee pursuant to the provisions of the Plan shall be final and binding and conclusive for all purposes and upon all persons whomsoever. To the extent deemed necessary or advisable for purposes of Rule 16b-3 or otherwise, the Board (or the independent members of the Board) may act as the Committee hereunder.

(b)
Delegation of Authority. The Committee may authorize the Chief Executive Officer of the Company and other senior officers of the Company to recommend officers and employees to be recipients of Awards, to determine the terms, conditions, form and amount of any such Awards, and to take such other actions which the Committee is authorized to take under the Plan, provided that the Committee may not delegate to any person the authority to grant Awards to, or take other action with respect to, Participants who at the time of such Awards or action are subject to Section 16 of the Exchange Act or are “covered employees” as defined in Section 162(m) of the Code.

(c)
Award Agreements. Each Award shall be embodied in an Award Agreement, which shall contain such terms, conditions and limitations as shall be determined by the Committee. The Award Agreement shall be delivered to and signed by the Participant and the Company.

5.	Stock Subject to Plan.

(a)
Number of Shares Available for Awards. The total number of shares of Stock that may be issued pursuant to Awards of Options and/or Restricted Stock under the Plan may not exceed 2,000,000, and the total number of Awards of Stock Appreciation Rights, Restricted Stock Units, Performance Units and/or Performance Shares may not exceed the equivalent of 500,000 shares. (No shares of Stock will in fact be issued by the Company upon the issuance or exercise of any or all rights under Stock Appreciation Rights, Restricted Stock Units, Performance Units or Performance Shares.) Such number of shares shall be subject to adjustment upon occurrence of any of the events indicated in Section 5(d). The shares of Stock to be delivered under the Plan may consist, in whole or in part, of authorized but unissued Stock or treasury Stock, not reserved for any other purpose.

(b)	Reuse.

(i)
If, and to the extent an Option shall expire or terminate for any reason without having been exercised in full (including, without limitation, cancellation and re-grant), or in the event that an Option is exercised or settled in a manner such that some or all of the shares of Stock related to the Option are not issued to the Participant (or beneficiary) (including as the result of a share-for-share exercise or the use of shares for withholding taxes), the shares of Stock subject thereto which have not become outstanding shall (unless the Plan shall have terminated) remain available for issuance under the Plan.

(ii)
If, and to the extent any Awards under the Plan are forfeited for any reason, or settled in cash in lieu of Stock or in a manner such that some or all of the shares of Stock related to the Award are not issued to the Participant (or beneficiary) (including as a result of the use of shares for tax withholding), such shares of Stock shall (unless the Plan shall have terminated) remain available for issuance under the Plan.

(c)	Limitations on Awards to a Single Participant. Notwithstanding anything to the contrary contained in the Plan, the following limitations shall apply to Awards made hereunder:

(i)
no Participant may be granted, during any calendar year, Awards consisting of Options or Restricted Stock that are exercisable for or relate to, more than 500,000 shares of Common Stock, subject to adjustment pursuant to the provisions of Section 5(d); and

(ii)
no Participant may be granted, during any calendar year, Awards consisting of units denominated in shares of Common Stock (other than any Awards consisting of Options or Restricted Stock) covering or relating to more than 500,000 shares of Common Stock, subject to adjustment pursuant to the provisions of paragraph 5(d) hereof.

(d)
Adjustment in Capitalization. In the event of any change in the outstanding shares of Stock that occurs after ratification of the Plan by the stockholders of the Company by reason of a Stock dividend or split, recapitalization, merger, consolidation, combination, exchange of shares or other similar corporate change, the aggregate number of shares of Stock available for issuance under Section 5(a), subject to each outstanding Award and the other terms thereof, and the limitations set forth in Section 5(c), shall be adjusted appropriately by the number of shares the Committee determines, which determination shall be conclusive; provided, however, that fractional shares shall be rounded to the nearest whole share.

6.	Duration of Plan.

(a)
Duration of Plan.  The Plan shall remain in effect, subject to the Board’s right to earlier terminate the Plan pursuant to Section 17 hereof, until all Stock subject to it shall have been purchased or acquired pursuant to the provisions hereof.  Notwithstanding the foregoing, no Award may be granted under the Plan on or after December 21, 2020.

7.	Stock Options.

(a)
Grant of Options. Subject to the provisions of Sections 5 and 6, Options may be granted to Participants at any time and from time to time as shall be determined by the Committee.  The Committee shall have complete discretion in determining the number of Options granted to each Participant.  The Committee may grant any type of Option to purchase Stock that is permitted by law at the time of grant.

(b)
Option Price.  No Option granted pursuant to the Plan shall have an Option exercise price that is less than the Fair Market Value of the Stock on the date the Option is granted. An ISO granted to a Ten-Percent Shareholder, shall have an Option Price which is not less than 110% of the Fair Market Value of the Stock on the date the ISO is granted.

(c)
Exercise of Options. Options awarded under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall approve, either at the time of grant of such Options or pursuant to a general determination, and which need not be the same for all Participants. Each Option which is intended to qualify as an Incentive Stock Option pursuant to Section 422 of the Code, and each Option which is intended to qualify as another type of ISO which may subsequently be authorized by law, shall comply with the applicable provisions of the Code pertaining to such Options. The Committee shall determine the period of time during which an Option may be exercised, which such period shall be specifically set forth in the Award Agreement; provided, however, that no Option shall be exercisable after ten years  from the date of grant (five years in the case of an ISO granted to an employee who is a Ten-Percent Shareholder on the date of grant).

(d)
Payment. Options shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of shares of Stock with respect to which the Option is to be exercised, accompanied by full payment for the Stock. The Option exercise price upon exercise of any Option shall be payable to the Company in full:

(i)	in cash or its equivalent (including, for this purpose, the proceeds from a third-party broker-assisted “cashless” exercise);

(ii)	by tendering Previously-Acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option price;

(iii)	by any other means which the Committee determines to be consistent with the Plan’s purpose and applicable law; or

(iv)	by a combination of (i), (ii), and (iii), above.

The Company may not sponsor, or assist in any material way, any “cashless” exercise program pursuant to which payment for Options to be exercised is made by surrendering other Options. The prohibition of the immediately preceding sentence does not apply to third-party, broker-assisted “cashless” exercise programs as described in clause (i) above  that the Company does not sponsor or assist and payment of the exercise price of Options by tender of Previously-Acquired Shares as described in clause (ii) above.

(e)
Limitations on ISOs. All shares authorized for issuance under the Plan may be issued pursuant to Incentive Stock Options. Notwithstanding anything in the Plan to the contrary, to the extent required from time to time by the Code, the following additional provisions shall apply to the grant of Options which are intended to qualify as Incentive Stock Options:

(i)
the aggregate Fair Market Value (determined as of the date the Option is granted) of the shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (together with any other “incentive stock options” within the meaning of Section 422 of the Code, but without regard to subsection (d) of such Section) under the Plan and all other plans of the Company, its parent (if any) and any Subsidiary) shall not exceed $100,000.00 or such other amount as may subsequently be specified by the Code; provided that, to the extent that such limitation is exceeded, any excess Options (as determined under the Code) shall be deemed to be Nonstatutory (Nonqualified) Stock Options;

(ii)
any Incentive Stock Option authorized under the Plan shall contain such other provisions as the Committee shall deem advisable, but shall in all events be consistent with and contain or be deemed to contain all provisions required in order to qualify the Options as Incentive Stock Options;

(iii)	all Incentive Stock Options must be granted within ten years from the earlier of the date on which the Plan was adopted by the Board or the date the Plan was approved by the stockholders; and

(iv)
unless exercised, terminated, or cancelled sooner, all Incentive Stock Options shall expire no later than ten years after the date of grant (five years in the case of Incentive Stock Options granted to a Ten-Percent Shareholder).

(f)
Termination of Employment Due to Death, Disability or Retirement. In the event the employment of a Participant with the Company is terminated by reason of death, Disability, or Retirement, any outstanding Options shall vest 100% and be deemed exercisable in full as of such termination. Such options may be exercised at any time prior to the expiration date of the Options or within three years after such date of termination, whichever period is the shorter. However, in the case of Incentive Stock Options, the favorable tax treatment prescribed under Section 422 of the Code shall not be available if such options are not exercised within three months after date of termination, or twelve months in the case of Disability, provided such Disability constitutes total and permanent disability as defined in Section 22(e)(3) of the Code. If an Incentive Stock Option is not exercised within three months of termination due to Retirement, it shall be treated as a Nonstatutory (Nonqualified) Stock Option for the remainder of its allowable exercise period.

(g)
Termination of Employment other than Due to Death, Disability or Retirement and other than for Cause. If the employment of the Participant shall terminate for any reason other than death, Disability or Retirement, or other than involuntarily for Cause, the rights under any then-outstanding Option granted pursuant to the Plan shall terminate upon the expiration date of the Option or one month after such date of termination of employment, whichever first occurs; provided, however, that no vesting of any Options that are not vested as of the date of termination of employment shall occur after such date of termination and provided further that in the event such termination occurs after a Change-in-Control (as defined in Section 16(b) of the Plan), the rights under any then-outstanding Option granted pursuant to the Plan shall terminate upon the expiration date of the Option or three years after such date of termination of employment, whichever first occurs.

(h)
Termination of Employment for Cause. Where termination of employment is involuntarily for Cause, rights under all Options, whether or not such Options are vested, shall terminate immediately upon such termination.

(i)
Nontransferability of Options. Except as provided below, no Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution. Further, all Options granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant. Notwithstanding the foregoing, the Committee may, in its discretion, authorize all or a portion of the Options (other than Incentive Stock Options) granted to a Participant to be on terms which permit transfer by such Participant to:

(i)	the spouse, children or grandchildren of the Participant (“Immediate Family Members”);

(ii)	a trust or trusts for the exclusive benefit of such Immediate Family Members; or

(iii)	a partnership in which such Immediate Family Members are the only partners;

provided, however, that with respect to any of the foregoing permissible transfers:

(i) there may be no consideration for such transfer;

(ii) the Award Agreement pursuant to which such Options are granted expressly provides for transferability in a manner consistent with this Section 7(i); and

(iii)         subsequent transfers of transferred Options shall be prohibited except those in accordance with Section 14. Following transfer, any such Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of Section 14 hereof the term “Participant” shall be deemed to refer to the transferee. The provisions of Sections 7 and 16 relating to the period of exercisability and expiration of the Option shall continue to be applied with respect to the original Participant, and the Options shall be exercisable by the transferee only to the extent, and for the periods, set forth in said Sections 7 and 16.

(j)
Restrictions on Stock Transferability. The Committee shall impose such restrictions on any shares of Stock acquired pursuant to the exercise of an Option under the Plan as it may deem advisable, including, without limitation, restrictions under the applicable Federal securities law, under the requirements of any stock exchange upon which such shares of Stock are then listed and under any blue sky or state securities laws applicable to such shares.

8.	Stock Appreciation Rights.

(a)
Grant of Stock Appreciation Rights. Subject to the provisions of Sections 5 and 6, Stock Appreciation Rights (“SARs”) may be granted to Participants at any time and from time to time as shall be determined by the Committee.

(b)	Exercise of SARs. SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon the SARs.

(c)	Price. No SAR granted pursuant to the Plan shall have a price that is less than the Fair Market Value of the Stock on the date the SAR is granted.

(d)	Payment of SAR Amount. Upon exercise of the SAR, the holder shall be entitled to receive a cash payment of an amount (subject to Section 8(f) below) determined by multiplying:

(i)	the difference between the Fair Market Value of a share of Stock at the date of exercise over the price fixed by the Committee at the date of grant, by

(ii)	the number of shares with respect to which the Stock Appreciation Right is exercised.

(e)	Form and Timing of Payment. Payment for SARs shall be made in cash. Such payment shall be made as soon as reasonably practicable following the date of exercise of such SARs.

(f)	Limit of Appreciation. At the time of grant, the Committee may establish in its sole discretion, a maximum amount per share which will be payable upon exercise of an SAR.

(g)	Term of SAR. The term of an SAR granted under the Plan shall expire no later than ten years after the date of grant.

(h)
Termination of Employment. In the event the employment of a Participant is terminated by reason of death, Disability, Retirement, or any other reason, any SARs outstanding shall terminate in the same manner as specified for Options under Sections 7(f), 7(g) and 7(h) herein.

(i)
Nontransferability of SARs. No SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution. Further, all SARs granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant.

9.	Restricted Stock.

(a)
Grant of Restricted Stock.  Subject to the provisions of Sections 5 and 6, the Committee, at any time and from time to time, may grant shares of Restricted Stock under the Plan to such Participants and in such amounts as it shall determine.  Subject to the terms and conditions of this Section 9 and the Award Agreement, upon delivery of shares of Restricted Stock to a Participant, or creation of a book entry evidencing a Participant’s ownership of Shares of Restricted Stock, the Participant shall have all of the rights of a shareholder with respect to such Restricted Shares, subject to the terms and restrictions set forth in this Section 9 or the applicable Award Agreement or as determined by the Committee.

(b)
Other Restrictions. The Committee shall impose such other restrictions on any shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, restrictions under applicable Federal or state securities laws and may add a legend to the certificates representing Restricted Stock to give appropriate notice of such restrictions.

(c)
Rights as a Shareholder. During the Period of Restriction, Participants holding shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those shares and shall be entitled to receive all dividends and other distributions paid with respect to those shares while they are so held. If any dividends or distributions are paid in shares of Stock, the shares shall be subject to the same restrictions on transferability as the shares of Restricted Stock with respect to which they were paid.

(d)
Separation from Service Due to Death or Disability During Period of Restriction.  In the event of a Participant’s Separation from Service because of death or Disability during the Period of Restriction, the Period of Restriction applicable to the Restricted Stock pursuant to Subsection 9(g) hereof shall automatically terminate upon such Separation from Service.

(e)
Separation from Service for Reasons other than Death or Disability During Period of Restriction. In the event of a Participant’s Separation from Service for any reason other than those set forth in Section 9(d) hereof during the Period of Restriction, then any shares of Restricted Stock still subject to the Period of Restriction at the date of such Separation from Service automatically shall be forfeited and returned to the Company.

(f)
Delivery of Shares.  Subject to the other provisions of the Plan, after the last day of the Period of Restriction applicable to a Participant’s shares of Restricted Stock (whether through the lapse of time or early termination as provided above), and after all conditions and restrictions applicable to such shares of Restricted Stock have been satisfied or lapsed (including satisfaction of any applicable withholding tax obligations), pursuant to the applicable Award Agreement, such shares of Restricted Stock shall become freely transferable by such Participant.

(g)
Nontransferability During Period of Restriction. Except as provided in Section 9(f) hereof, the shares of Restricted Stock granted hereunder may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated for such period of time as shall be determined by the Committee and shall be specified in the Award Agreement for the grant of the Restricted Stock, or upon earlier satisfaction of other conditions (which may include the attainment of performance goals as defined in Section 13 hereof), as specified by the Committee in its sole discretion and set forth in the Award Agreement for the grant of the Restricted Stock.

10.	Restricted Stock Units.

(a)
Grant of Restricted Stock Units.  Subject to the provisions of Sections 5 and 6, the Committee, at any time and from time to time, may grant Restricted Stock Units under the Plan to such Participants and in such amounts as it shall determine. Restricted Stock Units shall be similar to Restricted Stock, except no shares are actually awarded to a Participant who is granted Restricted Stock Units on the date of grant, and such Participant shall have no rights of a shareholder with respect to such Restricted Stock Units.

(b)
Other Conditions and Restrictions. Payment with respect to Restricted Stock Units shall not be paid for such period of time as shall be determined by the Committee and shall be specified in the Award Agreement for the grant of the Restricted Stock Units, or upon earlier satisfaction of other conditions (which may include the attainment of performance goals as defined in Section 13 hereof), as specified by the Committee in its sole discretion and set forth in the Award Agreement for the grant of the Restricted Stock Units. The Committee shall impose such other restrictions on Restricted Stock Units granted pursuant to the Plan as it may deem advisable including, without limitation, restrictions under applicable Federal or state securities laws.

(c)	Rights as a Shareholder. A Participant shall have no voting rights, and no rights to dividends or other distributions, with respect to any Restricted Stock Units.

(d)
Separation from Service Due to Death or Disability During Period of Restriction.  In the event of a Participant’s Separation from Service because of death or Disability during the Period of Restriction, the Period of Restriction applicable to the Restricted Stock Units shall automatically terminate upon such Separation from Service.

(e)
Separation from Service for Reasons other than Death or Disability During Period of Restriction. In the event of a Participant’s Separation from Service for any reason other than those set forth in Sections 9(d) hereof during the Period of Restriction, then any Restricted Stock Units still subject to the Period of Restriction at the date of such Separation from Service automatically shall be forfeited and returned to the Company.

(f)
Payment of Restricted Stock Units.  Subject to the other provisions of the Plan, after the last day of the Period of Restriction applicable to a Participant’s Restricted Stock Units, and after all conditions and restrictions applicable to Restricted Stock Units have been satisfied or lapse (including satisfaction of any applicable withholding tax obligations), pursuant to the applicable Award Agreement, such Restricted Stock Units shall be settled by a cash payment determined by reference to the then-current Fair Market Value of Shares.

(g)
Compliance With Section 409A. Unless the Committee provides otherwise in an Award Agreement, each Restricted Stock Unit shall be paid in full to the Participant no later than the fifteenth day of the third month after the end of the first calendar year in which the Restricted Stock Unit is no longer subject to a “substantial risk of forfeiture” within the meaning of Code Section 409A.  If the Committee provides in an Award Agreement that a Restricted Stock Unit is intended to be subject to Code Section 409A, the Award Agreement shall include terms that are intended to satisfy the requirements of Section 409A.

(h)
Nontransferability. Restricted Stock Units, and all rights with respect to Restricted Stock Units, granted to a Participant under the Plan may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated.

11.	Performance Units.

(a)
Grant of Performance Units. Subject to the provisions of Sections 5 and 6, Performance Units may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee shall have complete discretion in determining the number of Performance Units granted to each Participant.  Such entitlements of a Participant with respect to his or her outstanding Performance Units shall be reflected by a bookkeeping entry in the records of the Company, unless otherwise provided by the Award Agreement.

(b)
Value of Performance Units. Each Performance Unit shall have an initial value of one hundred dollars ($100.00). The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the ultimate value of the Performance Unit to the Participant.  The time period during which the performance goals must be met shall be called a “Performance Period”, and also is to be determined by the Committee and set forth in the Award Agreement.

(c)
Payment of Performance Units.  After a Performance Period has ended, the holder of a Performance Unit shall be entitled to receive the value thereof as determined by the extent to which performance goals discussed in Section 11(b) have been met.

(d)	Form and Timing of Payment. Payment in Section 11(c) above shall be made in cash. Payment may be made in a lump sum or installments as prescribed by the Committee and set forth in the Award Agreement.

(e)	Rights as a Shareholder. A Participant shall have no voting rights, and no rights to dividends or other distributions, with respect to any Performance Units.

(f)
Separation from Service Due to Death, Disability or Retirement During Performance Period.  In the event of a Participant’s Separation from Service because of death, Disability or Retirement during the Performance Period, the holder of a Performance Unit shall receive a prorata payment based on the number of months’ service during the Performance Period but taking into account the achievement of performance goals during the entire Performance Period. Payment shall be made as specified in the applicable Award Agreement after completion of the applicable Performance Period at the time payments are made to Participants who did not have a Separation from Service during the Performance Period.

(g)
Separation from Service for Other Reasons During Performance Period. In the event of a Participant’s Separation from Service for any reason other than death, Disability or Retirement during the Performance Period, all Performance Units shall be forfeited.

(h)	Nontransferability. No Performance Units granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated.

(i)
Compliance With Section 409A. Unless the Committee provides otherwise in an Award Agreement, each Performance Unit shall be paid in full to the Participant no later than the fifteenth day of the third month after the end of the first calendar year in which such Award is no longer subject to a “substantial risk of forfeiture” within the meaning of Code Section 409A.  If the Committee provides in an Award Agreement that a Performance Unit is intended to be subject to Code Section 409A, the Award Agreement shall include terms that are intended to satisfy the requirements of Section 409A.

12.	Performance Shares.

(a)
Grant of Performance Shares. Subject to the provisions of Sections 5 and 6, Performance Shares may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee shall have complete discretion in determining the number of Performance Shares granted to each Participant.  Such entitlements of a Participant with respect to his or her outstanding Performance Shares shall be reflected by a bookkeeping entry in the records of the Company, unless otherwise provided by the Award Agreement.

(b)
Value of Performance Shares. Each Performance Share initially shall represent one share of Stock.  The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the ultimate value of the Performance Share to the Participant.  The time period during which the performance goals must be met shall be called a “Performance Period”, and also is to be determined by the Committee and set forth in the Award Agreement.

(c)
Payment of Performance Shares.  After a Performance Period has ended, the holder of a Performance Share shall be entitled to receive in cash the value thereof as determined by the extent to which performance goals discussed in Section 12(b) have been met.

(d)	Form and Timing of Payment. Payment in Section 12(c) above shall be made in cash. Payment may be made in a lump sum or installments as prescribed by the Committee and set forth in the Award Agreement.

(e)
Separation from Service Due to Death, Disability or Retirement During Performance Period.  In the event of a Participant’s Separation from Service because of death, Disability or Retirement during the Performance Period, the holder of a Performance Share shall receive a prorata payment based on the number of months’ service during the Performance Period but taking into account the achievement of performance goals during the entire Performance Period. Payment shall be made as specified in the applicable Award Agreement after completion of the applicable Performance Period at the time payments are made to Participants who did not have a Separation from Service during the Performance Period.

(f)
Separation from Service for Other Reasons During Performance Period. In the event of a Participant’s Separation from Service for any reason other than death, Disability or Retirement during the Performance Period, all Performance Shares shall be forfeited.

(g)	Nontransferability. No Performance Shares granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated.

(h)
Compliance With Section 409A. Unless the Committee provides otherwise in an Award Agreement, each Performance Unit and Performance Share shall be paid in full to the Participant no later than the fifteenth day of the third month after the end of the first calendar year in which such Award is no longer subject to a “substantial risk of forfeiture” within the meaning of Code Section 409A.  If the Committee provides in an Award Agreement that a Performance Share or Performance Unit is intended to be subject to Code Section 409A, the Award Agreement shall include terms that are intended to satisfy the requirements of Section 409A.

13.	Performance Goals.

(a)
For purposes of Sections 9, 10, 11 and 12 hereof, “performance goals” shall mean the criteria and objectives, determined by the Committee pursuant to the Plan, which shall be satisfied or met during the Period of Restriction or Performance Period, as the case may be, as a condition to the Participant’s receipt, in the case of a grant of the Restricted Stock, of the shares of Stock subject to such grant, or in the case of Awards of Restricted Stock Units, Performance Units or Performance Shares, of payment with respect to such Awards.

(b)
In the case of an Award intended to qualify for the exemption from the limitation on deductibility imposed by Section 162(m) of the Code, the performance goals shall be based on the attainment of specified levels of one or more of the following measures: basic earnings per share, basic cash earnings per share, diluted earnings per share, diluted cash earnings per share, net income, cash earnings, net interest income, non-interest income, general and administrative expense to average assets ratio, cash general and administrative expense to average assets ratio, efficiency ratio, cash efficiency ratio, return on average assets, cash return on average assets, return on average shareholders’ equity, cash return on average shareholders’ equity, return on average tangible shareholders’ equity, cash return on average tangible shareholders’ equity, core earnings, operating income, operating efficiency ratio, net interest rate spread, growth in fees and service charges income, loan production volume, growth in loan originations and loan origination fees, non-performing loans, loan charge offs (or net charge offs), allowance for loan losses, cash flow, regulatory capital ratios, deposit levels, tangible assets, improvement in or attainment of working capital levels, maintenance of asset quality, strategic business objectives, consisting of one or more objectives based upon meeting specified cost targets, business expansion goals, and goals relating to acquisitions or divestitures, or goals relating to capital raising and capital management, pre-tax pre-provision core operating earnings, any other performance criteria established by the Committee and any combination of the foregoing.

(c)
If an Award is intended to qualify for the exemption from the limitation on deductibility imposed by Section 162(m) of the Code, the performance goals shall be set by the Committee within the time period prescribed by Section 162(m) of the Code (generally, prior to the 90th day of the applicable Performance Period), and the regulations promulgated thereunder. Performance goals may be particular to an Eligible Employee or the department, branch, Affiliate or division in which the Eligible Employee works, or may be based on the performance of the Company, one or more Affiliates, the Company and one or more Affiliates or a particular line of business, and may, but need not be, based upon a change or an increase or positive result, and shall cover such period as the Committee may specify. Performance goals may include or exclude extraordinary charges, losses from discontinued operations, restatements and accounting changes and other unplanned special charges such as restructuring expenses, acquisitions, acquisition expenses, including expenses related to goodwill and other intangible assets, stock offerings, stock repurchases and loan loss provisions; provided that in the case of an Award intended to qualify for the exemption from the limitation on deductibility imposed by Section 162(m) of the Code, such inclusion or exclusion shall be made in compliance with Section 162(m) of the Code.

(d)
Upon completion of the Period of Restriction or the Performance Period, as the case may be, the Committee shall certify the level of the performance goals attained and the amount of the Award payable as a result thereof.

14.	Beneficiary Designation.

Each Participant under the Plan may name, from time to time, any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his death before he receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during his lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to his estate.

15.	Rights of Eligible Employees.

(a)
Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment at any time, nor confer upon any Participant any right to continue in the employ of the Company.

(b)	Participation. No employee shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant.

16.	Change-in-Control.

(a)
In General. Except as expressly provided otherwise in an Award Agreement, in the event of a Change-in-Control of the Company as defined in Section 16(b) below, all Awards under the Plan shall vest 100%, whereupon all Options shall become exercisable in full, the restrictions applicable to Restricted Stock shall terminate, and Performance Units and Performance Shares shall be paid out based upon the extent to which performance goals during the performance period have been met up to the date of the Change-in-Control, or at target, whichever is higher, and all other Awards, including SARs and Restricted Stock Units shall be paid out based on the terms thereof.

(b)	Definition. For purposes of the Plan, a “Change-in-Control” shall mean any one or more of the following:

(i)
any individual, corporation (other than the Company or Trustco Bank, which, for purposes of this Section 16(b), are collectively referred to as the “Companies”), partnership, trust, association, pool, syndicate, or any other entity or group of persons acting in concert becomes the beneficial owner, as that concept is defined in Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, of securities of either of the Companies possessing 20% or more of the voting power for the election of directors of either of the Companies; or

(ii)
there shall be consummated any consolidation, merger or other business combination involving either of the Companies or the securities of either of the Companies in which holders of voting securities immediately prior to such consummation own, as a group, immediately after such consummation, voting securities of either of the Companies (or, if either of the Companies does not survive such transaction, voting securities of the entity or entities surviving such transaction) having 60% or less of the total voting power in an election of directors of either of the Companies (or such other surviving entity or entities); or

(iii)
during any period of two consecutive years, individuals who at the beginning of such period constitute the directors of either of the Companies cease for any reason to constitute at least a majority thereof unless the election, or nomination for election by either of the Companies’ shareholders, of each new director of either of the Companies was approved by a vote of at least two-thirds of the directors of either of the Companies then still in office who were directors of either of the Companies at the beginning of any such period; or

(iv)	removal by the stockholders of all or any of the incumbent directors of either of the Companies other than a removal for cause; or

(v)
there shall be consummated at any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of either of the Companies to a party which is not controlled by or under common control with either of the Companies; or

(vi)	an announcement of any of the events described in subparagraphs (i) through (v) above, including but not limited to a press release, public statement or filing with federal or state regulators.

(c)
Compliance with Section 409A.  Notwithstanding any other provisions of the Plan or any Award Agreement to the contrary, if a Change-in-Control that is not a “Qualified Change-in-Control” (as defined below) occurs, and payment or distribution of an Award constituting deferred compensation subject to Section 409A of the Code would otherwise be made or commence on the date of such Change-in-Control (pursuant to the Plan, the Award Agreement or otherwise), (i) the vesting of such Award shall accelerate in accordance with the Plan and the Award Agreement, (ii) such payment or distribution shall not be made or commence prior to the earliest date on which Code Section 409A permits such payment or distribution to be made or commence without additional taxes or penalties under Section 409A, and (iii) in the event any such payment or distribution is deferred in accordance with the immediately preceding clause (ii), such payment or distribution that would have been made prior to the deferred payment or commencement date, but for Code Section 409A, shall be paid or distributed on such earliest payment or commencement date, together, if determined by the Committee, with interest at the rate established by the Committee.  The Committee shall not extend the period to exercise an Option or SAR to the extent that such extension would cause the Option or SAR to become subject to Code Section 409A.  Additionally, the Committee shall not take any action pursuant to this Section 16 that would cause an Award that is otherwise exempt from Code Section 409A to become subject to Code Section 409A, or that would cause an Award that is subject to Code Section 409A to fail to satisfy the requirements of Code Section 409A.

(d)
Qualified Change-in-Control Defined.  For purposes hereof, a “Qualified Change-in-Control” means a Change-in-Control that qualifies as a change in ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, within the meaning of Code Section 409A(a)(2)(A)(v) and the regulations promulgated thereunder.

17.	Amendment, Modification and Termination of Plan.

(a)
Amendment, Modification, and Termination. The Board may, at any time and with or without prior notice, amend, alter, suspend, or terminate the Plan, and the Committee may, to the extent permitted by the Plan, amend the terms of any Award theretofore granted, including any Award Agreement, in each case, retroactively or prospectively; provided, however, that no such amendment, alteration, suspension, or termination of the Plan shall be made which, without first obtaining approval of the shareholders of the Company (where such approval is necessary to satisfy (i) the then-applicable requirements of Rule 16b-3, (ii) any requirements under the Code relating to ISOs or for exemption from Section 162(m) of the Code, or (iii) any applicable law, regulation or rule (including the applicable regulations and rules of the SEC and any national securities exchange)), would:

(i)	except as is provided in Section 5(d), increase the maximum number of Shares that may be sold or awarded under the Plan or increase the maximum limitations set forth in Section 5(a);

(ii)	except as is provided in Section 5(d), decrease the minimum Option Price or Grant Price requirements of Sections 7(b) and 2(a)(xxiv), respectively;

(iii)	change the class of persons eligible to receive Awards under the Plan;

(iv)	change the performance goals described in Sections 9, 10, 11, 12 and 13.

(v)	extend the duration of the Plan or the period during which Options or SARs may be exercised under Section 7 or Section 8, as applicable; or;

(vi)	otherwise require shareholder approval to comply with any applicable law, regulation or rule (including the applicable regulations and rules of the SEC and any national securities exchange).

In addition, (A) no such amendment, alteration, suspension or termination of the Plan or any Award theretofore granted, including any Award Agreement, shall be made which would materially impair the previously accrued rights of a Participant under any outstanding Award without the written consent of such Participant, provided, however, that the Board may amend or alter the Plan and the Committee may amend or alter any Award, including any Agreement, either retroactively or prospectively, without the consent of the applicable Participant, (x) so as to preserve or come within any exemptions from liability under Section 16(b) of the Exchange Act, pursuant to the rules and releases promulgated by the SEC (including Rule 16b-3), and/or so that any Award that is intended to qualify as Performance-Based Compensation shall qualify for the performance-based compensation exception under Code Section 162(m) (or any successor provision), or (y) if the Board or the Committee determines in its discretion that such amendment or alteration either (I) is required or advisable for the Company, the Plan or the Award to satisfy, comply with or meet the requirements of any law, regulation, rule or accounting standard or (II) is not reasonably likely to significantly diminish the benefits provided under such Award, or that such diminishment has been or will be adequately compensated, and (B) any amendment or modification of any Award or Award Agreement must comply with Section 21.

(b)
Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Board or the Committee shall make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including the events described in Section 5(d)) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. Any such adjustment with respect to an Award intended to be an ISO shall be made only to the extent consistent with such intent, unless the Board or the Committee determines otherwise, and any such adjustment that is made with respect to an Award that is intended to qualify as performance-based compensation under Code Section 162(m) (or any successor provision) shall be made consistent with such intent. Additionally, neither the Board nor the Committee shall make any adjustment pursuant to this Section 17 that would cause an Award that is otherwise exempt from Code Section 409A to become subject to Code Section 409A, or that would cause an Award that is subject to Code Section 409A to fail to satisfy the requirements of Code Section 409A. The determination of the Committee as to the foregoing adjustments shall be conclusive and binding on Participants under the Plan.

18.	Tax Withholding.

(a)
Tax Withholding. The Company shall deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of the Plan.

(b)
Share Withholding. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock, or upon any other taxable event arising as a result of awards granted hereunder, Participants may elect to satisfy the withholding requirement, in whole or in part, by having the Company withhold shares of Stock having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory withholding that would be imposed on the transaction. All such elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

19.	Indemnification.

Each Person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company’s approval, or paid by him in satisfaction of any judgment in any such action, suit, or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

20.	Incentive-Based Compensation Recovery.

Notwithstanding any other provision to the contrary of the Plan, any Award or agreement relating to an Award, any Award and any shares of Stock, cash or other compensation received by an Eligible Employee pursuant to this Plan that constitute incentive-based compensation may be subject to recovery by the Company under any compensation recovery, recoupment or clawback policy that the Company may adopt from time to time, including without limitation any policy that the Company may be required to adopt under Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the rules and regulations of the U.S. Securities and Exchange Commission thereunder or the requirements of any national securities exchange on which the Stock may be listed. Each Eligible Employee shall promptly return any such incentive-based compensation that the Company determines it is required to recover from such Eligible Employee under any such policy.

21.	Repricing.

Notwithstanding any provision of the Plan to the contrary, neither the Board nor a Committee may authorize the repricing of an Award without the prior approval of the Company’s shareholders. For this purpose, the term “repricing” shall mean any of the following or any other action that has the same effect: (a) to lower the exercise price or price per share of an Award after it is granted, (b) to purchase for cash or shares an outstanding Award at a time when its exercise price or price per share exceeds the Fair Market Value of the Stock, (c) to take any other action that is treated as a repricing under generally accepted accounting principles or (d) to cancel an Award at a time when its exercise price or price per share exceeds the Fair Market Value of the Stock in exchange for another Award or Company equity. For purposes of this Section 21, however, an adjustment pursuant to Section 5(d) shall not be deemed to be a repricing.

22.	Requirements of Law.

(a)
Requirements of Law. The granting of Awards and the issuance of shares of Stock upon the exercise of an Option shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

(b)
Governing Law. The Plan and all Award Agreements and other agreements hereunder shall be construed in accordance with and governed by the laws of the State of New York, without giving effect to the choice of law principles thereof, except to the extent superseded by applicable United States federal law. Unless otherwise provided in the Award Agreement, Participants are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of New York, to resolve any and all issues that may arise out of or relate to the Plan or any related Award Agreement.

(c)
Code Section 409A. Anything under the Plan or an Award Agreement to the contrary notwithstanding, to the extent applicable, it is intended that any Awards under the Plan which provide for a “deferral of compensation” subject to Section 409A of the Code and rules, regulation and guidance issued thereunder (collectively, Code Section 409A) shall comply with the provisions of Code Section 409A and the Plan and all applicable Awards shall be construed and applied in a manner consistent with this intent. In furtherance thereof, any amount constituting a “deferral of compensation” under Treasury Regulation Section 1.409A-1(b) that is payable to a Participant upon a Separation from Service of the Participant (within the meaning of Treasury Regulation Section 1.409A-1(h)) (other than due to the Participant’s death), occurring while the Participant shall be a “specified employee” (within the meaning of Treasury Regulation Section 1.409A-1(i)) of the Company or applicable Subsidiary, shall not be paid until the earlier of (x) the date that is six months following such Separation from Service or (y) the date of the Participant’s death following such Separation from Service.

(d)
Plan Unfunded. The Plan shall be unfunded.  The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the issuance of Shares or the payment of cash upon exercise or payment of any Award.  Proceeds from the sale of shares of Stock pursuant to Options or other Awards granted under the Plan shall constitute general funds of the Company.